United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 16, 2007
S&T Bancorp, Inc.
 (Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-12508	25-1434426

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Philadelphia Street, Indiana, PA		15701

(Address of Principal Executive Offices)		Zip Code
Registrant’s telephone number, including area code (800) 325-2265
Former name or address, if changed since last report Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 16, 2007, S&T Bancorp, Inc. (“S&T”) and IBT Bancorp, Inc. (“IBT”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which IBT will be merged with and into S&T (the “Merger”). As a result of the Merger, the separate corporate existence of IBT will cease and S&T will continue as the surviving corporation in the Merger. In addition, under the terms of the Merger Agreement, as soon as practicable, S&T Bank, a bank and trust company organized under the Pennsylvania Banking Code of 1965 (the “PA Banking Code”) and a wholly-owned subsidiary of S&T, and Irwin Bank, a bank and trust company organized under the PA Banking Code and a wholly-owned subsidiary of IBT, will enter into an Agreement and Plan of Merger, pursuant to which Irwin Bank will merge with and into S&T Bank, with S&T Bank being the surviving bank.
The Merger Agreement provides that IBT shareholders will have the opportunity to elect to receive in exchange for each share of IBT common stock they own immediately prior to completion of the Merger either a cash payment of $31.00 or between 0.93 and 0.97 shares of S&T common stock with the precise number based upon the average closing price for S&T common stock for a 20 trading day period preceding the date of the meeting of IBT shareholders at which the merger will be considered. Pursuant to the terms of the merger agreement, shareholders of IBT Bancorp, Inc. will have the opportunity to elect to receive for each share of IBT Bancorp, Inc. common stock they own, either S&T common stock, cash or a combination of cash and shares of S&T common stock. All shareholder elections will be subject to allocation and proration procedures set forth in the merger agreement which is intended to ensure that, in the aggregate, 55% of the IBT Bancorp, Inc. common shares outstanding will be exchanged for S&T common stock and 45% will be exchanged for cash. The transaction is expected to be a tax-free exchange for shareholders of IBT Bancorp, Inc. receiving stock.
Upon consummation of the Merger, each outstanding vested and unvested option to acquire a share of IBT common stock will be cancelled in exchange for the right to receive, on the terms and conditions set forth in the Merger Agreement, an amount in cash equal to the excess, if any, of the per-share cash consideration of $31.00 over the options exercise price per share.
In addition, three members of the IBT Bancorp, Inc.’s board of directors shall be appointed to the board of directors of S&T Bancorp, Inc. and S&T Bank, and each member of the IBT Bancorp, Inc. board of directors not appointed to the board of directors of S&T Bancorp, Inc. and S&T Bank will have the opportunity to serve on S&T Bank’s Westmoreland County Advisory Board. It is expected that the merger will be consummated in the second quarter of 2008 and is subject to certain conditions, including receiving requisite regulatory and IBT Bancorp, Inc. stockholder approvals. The transaction is expected to be accretive to S&T’s earnings in the first full year of operations based on estimated cost savings of 35%.
IBT and S&T have made customary representations, warranties and covenants in the Merger Agreement, including IBT making covenants not to solicit alternative transactions or, subject to certain exceptions, to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction.
The Merger Agreement contains certain termination rights for both IBT and S&T, and further provides that, upon termination of the Merger Agreement under certain circumstances, IBT may be obligated to pay S&T a termination fee of $6.5 million.
Consummation of the Merger is subject to a number of customary conditions, including (i) the approval and adoption by the requisite votes of the holders of the outstanding shares of common stock of IBT, (ii) the registration of the offering of the S&T common stock to the IBT

Item 1.01. Entry into a Material Definitive Agreement — continued
shareholders under the Securities Act of 1933, as amended, and the listing of such stock for trading on the NASDAQ Global Select Stock Market, and (iii) certain regulatory approvals.
In addition, in connection with the Merger, each member of the Board of Directors of IBT Bancorp, Inc., each in his or her capacity as a shareholder of such company, has agreed with S&T Bancorp, Inc. to vote or cause to be voted for approval of the Merger Agreement all of his or her shares which he or she is entitled to vote with respect thereto. In addition, each of such persons has agreed not to transfer or otherwise dispose of his or her shares of IBT Bancorp, Inc. Common Stock prior to shareholder approval of the Merger Agreement or termination of the Merger Agreement pursuant to its terms. The form of Voting Agreement is attached as Exhibit A to the Merger Agreement and is filed as Exhibit 99.1 hereto and incorporated herein by reference.
The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
S&T Bancorp, Inc. will file a Registration Statement on Form S-4 with the Securities and Exchange Commission (SEC), which will contain the proxy materials of IBT Bancorp, Inc. and certain other information regarding S&T Bancorp, Inc. These proxy materials will set forth complete details of the merger. Investors are urged to carefully read the proxy materials when filed with the SEC, as they will contain important information. Investors will be able to obtain a copy of the proxy materials free of charge at the SEC’s website at www.sec.gov. The materials may also be obtained for free by directing a written request to S&T Bancorp, Inc., 800 Philadelphia Street, Indiana, PA 15701 Attention: Corporate Secretary, or to IBT Bancorp, Inc., 309 Main Street, Irwin, PA 15642 Attention: Corporate Secretary. Investors should read the proxy materials before making a decision regarding the merger.
IBT Bancorp, Inc. and its directors and executive officers may be deemed to be “participants” in IBT Bancorp, Inc.’s solicitation of proxies in connection with the proposed merger. Information regarding participants, including their holdings of IBT Bancorp, Inc. common stock may be found in IBT Bancorp, Inc.’s proxy statement for its 2007 annual meeting of shareholders dated March 16, 2007, as filed with the SEC. A copy of the proxy statement is available free of charge at the SEC’s website www.sec.gov. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.
Item 8.01. Other Events.
On December 17, 2007, S&T Bancorp, Inc. and IBT Bancorp, Inc. issued a joint press release announcing the execution of the Merger Agreement. The Press Release is attached as Exhibit 99.2 and is incorporated herein by reference. S&T Bancorp, Inc. will host a conference call for investors, analysts and other interested parties on Tuesday, December 18, 2007 at 10:00 a.m. Eastern Standard Time, to discuss the transaction. All interested parties are welcome to access the conference call by dialing 877-407-9210 (no pass code required), and participants are asked to call in a few minutes prior to the call in order to register for the event. S&T Bancorp, Inc. has prepared an investor presentation to accompany the conference call. During and after the conference call, the investor presentation can be accessed on S&T Bancorp, Inc’s website at www.stbancorp.com under the Investor Relations page. A copy of the investor presentation is attached as Exhibit 99.3 and is incorporated herein by reference.

Forward Looking Statements:
This filing certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements regarding trends, strategies, plans, beliefs, intentions, expectations, goals and opportunities. Forward looking statements are typically identified by words or phrases such as believe, expect, anticipate, intend, estimate, assume, strategy, plan, outlook, outcome, continue, remain, trend and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could, may or similar expressions. Actual results and performance could differ materially from those anticipated by these forward-looking statements. Factors that could cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, asset quality, including real estate and other collateral values, and competition.
S&T Bancorp, Inc. and IBT Bancorp, Inc. caution that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date hereof, and S&T Bancorp, Inc. and IBT Bancorp, Inc. assume no duty to update forward-looking statements. Subsequent written or oral statements attributable to S&T Bancorp, Inc., IBT Bancorp, Inc. or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained herein and those in S&T Bancorp Inc.’s and IBT Bancorp, Inc.’s reports previously and subsequently filed with the Securities and Exchange Commission.

Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is filed herewith.
(2.1) Agreement and Plan of Merger, dated as of December 16, 2007, between S&T Bancorp, Inc. and IBT Bancorp, Inc.
(99.1) Form of Voting Agreement, dated as of December 16, 2007, between S&T Bancorp, Inc., and the directors of IBT Bancorp, Inc., attached as Exhibit A to the Agreement and Plan of Merger.
(99.2) Press Release
(99.3) Investor Presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

December 16, 2007	S&T Bancorp, Inc.
/s/ Robert E. Rout
Robert E. Rout
Senior Executive Vice President, Chief Financial Officer and Secretary

Exhibit Index

Number	Description	Method of Filing

2.1	Agreement and Plan of Merger, dated as of December 16, 2007, between S&T Bancorp, Inc. and IBT Bancorp, Inc.	Filed herewith

99.1	Form of Voting Agreement, dated as of December 16, 2007, between S&T Bancorp, Inc., and the directors of IBT Bancorp, Inc., attached as Exhibit A to the Agreement and Plan of Merger.	Filed herewith

99.2	Press Release	Filed herewith

99.3	Investor Presentation	Filed herewith